EXHIBIT 99.3




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                            ALPHA 1 BIOMEDICALS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


NQSO NO. 4

     This option is granted on August 16, 1999 (the "Grant Date") by ALPHA 1 BIOMEDICALS, INC. (the "Corporation") to __________________ (the "Consultant"), in accordance with the following terms and conditions:

     1. OPTION GRANT AND EXERCISE PERIOD. The Corporation hereby grants to the Consultant an Option (the "Option") to purchase pursuant to the Consulting Agreement dated August 16, 1999 between the Consultant and the Corporation and upon the terms and conditions hereinafter set forth, an aggregate of 1,875,000 shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of $.04 per share.

     This Option shall be exercisable only during the period (the "Exercise Period") commencing on August 16, 1999 and ending at 5:00 P.M., August 15, 2009 time, such later time and date being hereinafter referred to as the "Expiration Date". During the Exercise Period, this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement.

     2. METHOD OF EXERCISE OF THIS OPTION. This Option may be exercised at any time during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be directed to the address set forth in Section 9 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the aggregate Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made in cash. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Consultant or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Consultant (or such other person), or, upon request, in the name of the Consultant (or such other person) and in the name of another jointly with right of survivorship.

     3. DELIVERY AND REGISTRATION OF SHARES OF COMMON STOCK. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Corporation so requests, be conditioned upon the receipt of a representation as to the investment intention of the Consultant or any other person to whom such shares are to be delivered, in such form as the Corporation shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation.




                                     NQSO-1

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     4. TRANSFERABILITY OF THIS OPTION. This Option may be assigned, encumbered, or transferred. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred.

     5. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION OF THE CORPORATION. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, cash distribution in excess of normal dividend levels, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted.

     6.  EFFECT  OF  MERGER.  In the  event  of  any  merger,  consolidation  or combination of the Corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the Consultant shall have the right, thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the same proportion as would have been distributed had the Option been exercised prior to such transaction..

     7. STOCKHOLDER RIGHTS NOT GRANTED BY THIS OPTION. The Consultant is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

     8. WITHHOLDING TAX. Upon the exercise of this Option, the Corporation shall have the right to require the Consultant or such other person as is entitled to exercise this Option to pay to the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Option Shares, or, in lieu thereof, withhold a sufficient number of shares to cover the amount required to be withheld. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

     9. NOTICES. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at Alpha 1 Biomedicals, Inc., P.O. Box 34598, West Bethesda, MD 20827-0598. Any notices hereunder to the Consultant shall be delivered personally or mailed to the


                                     NQSO-2

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Consultant's  address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or the Consultant, as the case may be.

     10. CONSULTANT SERVICE. Nothing in this Option shall limit the rights of the Corporation to terminate the Consultant's service or otherwise impose upon the Corporation any obligation to employ or accept the services of the Consultant.

     11. CONSULTANT ACCEPTANCE. The Consultant shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 9 above.

     IN WITNESS WHEREOF, the parties hereto have caused this NON-QUALIFIED STOCK OPTION AGREEMENT to be executed as of the date first above written.

                            ALPHA 1 BIOMEDICALS, INC.



                            By:
                                ALBERT ROSENFELD
                                Secretary-Treasurer


                            ACCEPTED:




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                                     NQSO-3